UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
INTERLINK ELECTRONICS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Steven R. Becker
SRB Greenway Capital, L.P.
SRB Management, L.P.
BC Advisors, LLC
SRB Greenway Capital (Q.P.), L.P.
SRB Greenway Offshore Operating Fund, L.P.
Tom Thimot
Lawrence Barker
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
THAN THE REGISTRANT)
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Explanatory Note
This preliminary proxy statement is being filed solely to revise the SEC form type within the submission information header from “PREN 14A” to “PREC 14A.” The text of this preliminary proxy statement is unchanged from the preliminary proxy statement filed with the Securities and Exchange Commission on September 21, 2006.

PRELIMINARY PROXY STATEMENT
(SUBJECT TO COMPLETION)
OF
STEVEN R. BECKER
SRB GREENWAY CAPITAL, L.P.
BC ADVISORS, LLC
SRB MANAGEMENT, L.P.
SRB GREENWAY CAPITAL (Q.P.), L.P.
SRB GREENWAY OFFSHORE OPERATING FUND, L.P.
TOM THIMOT
AND
LAWRENCE BARKER

ANNUAL MEETING OF STOCKHOLDERS OF
INTERLINK ELECTRONICS, INC.
TO BE HELD OCTOBER 18, 2006

September   , 2006

Fellow Stockholders of Interlink Electronics, Inc.:

Steven R. Becker, SRB Greenway Capital, L.P., SRB Management, L.P., BC Advisors, LLC, SRB Greenway Capital (Q.P.), L.P., SRB Greenway Offshore Operating Fund, L.P., Tom Thimot and Lawrence Barker (which we refer to collectively as the “Becker Group,” “we,” or “us”) are significant stockholders of Interlink Electronics, Inc. (the “Company” or “Interlink”). The Becker Group believes that a change in the composition of the current board of directors of Interlink is in the best interests of Interlink and its unaffiliated stockholders. The Becker Group is therefore seeking your support at the annual meeting of stockholders of Interlink (the “Annual Meeting”) to be held on October 18, 2006 at 2:00 p.m. Pacific Standard Time at the Hampton Inn and Suites, 50 West Daily Drive, Camarillo, California 93010:

•	To elect Tom Thimot and Lawrence Barker as directors of the Company, each to serve a term of three years or until a successor has been elected and qualified.

•	At the Annual Meeting the Company’s stockholders will also consider a second proposal, to amend the Company’s Certificate of Incorporation to effect a reverse stock split; on this matter we are soliciting your proxy to vote as you direct.

We urge you to elect the Becker Group’s nominees to the Company’s Board of Directors because we believe that the election of new members to the Board would be beneficial to the Company and its unaffiliated stockholders. Among other things, we believe that electing the Becker Group’s nominees would provide a new perspective to Interlink’s Board. We believe that the Board should include these new members, who were successful leaders of small public technology companies and successfully revitalized them.

This Proxy Statement, dated          , 2006, and the accompanying BLUE proxy card are being furnished in connection with the solicitation of proxies by the Becker Group, to be voted at the Annual Meeting, including any adjournments, postponements, continuance, or rescheduling thereof, and any annual meeting called in lieu thereof.

This solicitation is being conducted by Steven R. Becker, SRB Greenway Capital, L.P., SRB Management, L.P., BC Advisors, LLC, SRB Greenway Capital (Q.P.), L.P., SRB Greenway Offshore Operating Fund, L.P., Tom Thimot and Lawrence Barker. Collectively, the members of the Becker Group beneficially own approximately 9.4%

of the Common Stock of the Company reported by the Company as outstanding as of August 28, 2006. As more fully discussed below, we are soliciting proxies to be used at the Annual Meeting:

Voting materials, which include this Proxy Statement and a BLUE proxy card, will be sent to some or all stockholders on or about          , 2006. The Becker Group will initially send these materials only to known institutional holders of the Company’s stock and will make materials available to broker-dealers for the benefit of their clients. Stockholders who do not receive this statement and a BLUE proxy but wish to receive them can contact the Becker Group as indicated on the last page of this Proxy Statement.

Please sign and date the BLUE proxy card supplied by the Becker Group and return it in the enclosed postage-paid envelope whether or not you attend the meeting. This Proxy Statement is first being sent or given to stockholders on or about September   , 2006.

If your shares are held in the name of a brokerage firm, bank or nominee, only that entity can vote such shares and only upon receipt of your specific instruction. Accordingly, we urge you to contact the person responsible for your account and instruct that person to execute the BLUE proxy card on your behalf.

YOUR VOTE IS IMPORTANT. If you agree with the reasons for the Becker Group’s solicitation set forth in this Proxy Statement and believe that the election of the Becker Group’s nominees to the Board of Directors can make a difference, please vote for the election of the Becker Group’s nominees, no matter how many shares you own.

THE BECKER GROUP URGES YOU NOT TO SIGN ANY PROXY CARD THAT IS SENT TO YOU BY THE COMPANY, EVEN AS A FORM OF PROTEST. By executing the BLUE proxy card, you will authorize us to vote FOR the election of the Becker Group’s nominees. If you have already signed a proxy card sent to you by the Company, you may revoke that proxy at any time prior to the time a vote is taken by (i) submitting a duly executed proxy bearing a later date to the Secretary of the Company, (ii) filing with the Secretary of the Company a later dated written revocation or (iii) attending and voting at the Annual Meeting in person.

Thank you for your support,
On behalf of the Becker Group,

Sincerely,

/s/  Steven R. Becker

Steven R. Becker

PRELIMINARY PROXY STATEMENT
(SUBJECT TO COMPLETION)
OF
STEVEN R. BECKER
SRB GREENWAY CAPITAL, L.P.
BC ADVISORS, LLC
SRB MANAGEMENT, L.P.
SRB GREENWAY CAPITAL (Q.P.), L.P.
SRB GREENWAY OFFSHORE OPERATING FUND, L.P.
TOM THIMOT
AND
LAWRENCE BARKER

In this Proxy Statement:

•	“Board of Directors” or “Board” means Interlink’s Board of Directors; and

•	“SEC” means the Securities and Exchange Commission.

We have summarized below important information with respect to the Annual Meeting.

Time and Place of the Annual Meeting

The Annual Meeting is being held on October 18, 2006 at 2:00 p.m. Pacific Standard Time at the Hampton Inn and Suites, 50 West Daily Drive, Camarillo, California 93010.

All stockholders who owned shares of Interlink stock as of August 28, 2006, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Purpose of the Proxy Statement and Proxy Card

You are receiving a Proxy Statement and proxy card from us because you owned shares of Interlink common stock on August 28, 2006, the record date. This Proxy Statement describes important issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so you can make an informed decision. In this Proxy Statement, we are soliciting your proxy to support the proposals described below. We have included on the enclosed BLUE proxy card an opportunity to vote your shares with respect to the proposals described below.

When you sign the proxy card, you appoint Steven R. Becker and Philip Blazek as your representatives at the meeting. They will vote your shares, as you have instructed them on the proxy card, at the Annual Meeting. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended on the proposals. If you plan to attend the Annual Meeting we recommend that you complete, sign, and return your proxy card in advance of the meeting just in case your plans change. This way, your shares will be voted whether or not you attend the Annual Meeting.

The Proxy Statement and BLUE proxy card are first being mailed to certain institutional stockholders of the Company on or about          , 2006. The Becker Group is asking stockholders to support the proposals as described below to evidence to the Board of Directors their desire for change at the Company.

REASONS FOR THE SOLICITATION

We expect that the Becker Group nominees, if elected, would provide a new and fresh perspective to the Board of Directors. We believe that the Board of Directors should include new representatives sensitive to concerns of significant shareholders who can evaluate from the stockholders’ perspective Interlink’s pursuit of strategic alternatives, and generally increase focus on the maximization of value for the benefit of stockholders. We believe that the Becker Group nominees, who have operating experience in technology company turnarounds, can provide direction and motivation to the Company’s management which can lead to increased value for stockholders.

However, there can be no assurances that the Becker Group nominees, if elected, and the Board of Directors will succeed in creating stockholder value.

The proposed Becker Group nominees will, if elected, constitute a minority of the Board of Directors and, therefore, even if they vote unanimously, will not be able to adopt any measures without the support of other members of the Board of Directors. The Becker Group members believe, however, that the Becker Group nominees, if elected to the Board of Directors, will be in a position to influence the strategic direction of the Company and to bring to the Board of Directors a fresh perspective, will be sensitive to the concerns of significant stockholders, and will be willing to reexamine the Company’s strategy and approach. The Becker Group members may, depending upon future events, seek to nominate additional directors to the Board of Directors in the future. The Becker Group has also asked the Board of Directors to repeal or amend certain provisions of the Bylaws and the Certificate of Incorporation of the Company which presently provide that directors serve “staggered” terms of office, because the Becker Group believes that having all directors subject to election each year will make directors more responsive to stockholders. However, such a repeal or amendment will require action by a majority of the Board of directors and approval by the stockholders, and is not being considered at the Annual Meeting. Even if the Becker group nominees are elected, they will be unable to repeal the provisions for a “staggered” board of directors without the cooperation of other directors. The Becker Group nominees have stated that they would favor an amendment to the Company’s charter documents to eliminate the “staggered” nature of the Board of Directors.

Background

The Becker Group holds approximately 9.4% of the Company’s common stock, which was acquired for investment purposes. The Becker Group has become increasingly concerned with the operating performance of Interlink under the direction of Michael Thoben, Chief Executive Officer of Interlink for the past fifteen years. According to Interlink’s recently restated 10-K, the Company has lost money consistently in every year since 2001. From 2001 through 2005, and not including year to date 2006, Interlink had an aggregate net loss of $20,793,000. In Mr. Thoben’s recent “Second Open Memo to Stakeholders” dated May 23, 2006, he indicates revenues declined in the first quarter of 2006 compared to the first quarter of 2005, and that the Company expects continued losses in the first quarter of 2006. Additionally, Interlink is not current in its filings with the SEC and the Company has been delisted and now trades on the pink sheets. The market appears to share the same concerns, as Interlink has, as of September 15, 2006, lost 77% of its value since its most recent high of $12.08 in April of 2004.

Interlink’s Chairman and Chief Executive Officer, Michael Thoben, is asking shareholders to re-elect the same board members that have guided the company through the past five years. The Becker Group believes that Interlink and its shareholders would benefit from the guidance of new directors with turnaround experience at small public technology companies. Without the benefit of recent financials, the Becker Group cannot make specific suggestions. It is clear that an unbroken string of what now appears to be six consecutive years of losses is not acceptable. Based on the assertions of Mr. Thoben in his recent open letter to stockholders it appears that the e-Transactions business and Specialty Components business have compelling growth trajectories and a positive outlook. However, the rationale for surrounding these businesses with the divisions formerly known as Home Entertainment and Business Solutions, businesses which are in decline according to Interlink’s latest Form 10-K and Mr. Thoben’s recent communications, is unclear to us. The Becker Group members believe the sum of these parts may be worth well in excess of the current enterprise value if these businesses were rationalized. However, due in part to the fact that the Company has failed to file timely SEC reports as required by law, there is not sufficient information available to make a specific proposal as to whether or how to rationalize these business units. The Becker Group believes a Board with new members experienced in small public technology company turnarounds should consider these and other issues.

Mr. Becker called Mr. Michael Thoben, Chief Executive Officer of Interlink for the past fifteen years and current Chairman of the Board, and advised him of his view that the board needs some fresh perspectives, noting the trends in the Company’s business over the last three years and the fact that the Company’s stock has been delisted and now trades on the pink sheets. Mr. Becker recommended that there be new directors with relevant experience in managing technology turnarounds, but Mr. Thoben rejected this recommendation. Subsequently, Mr. Becker received an email message from Mr. Thoben indicating that the Company’s Nominating Committee would consider candidates for election “at an appropriate time”; however, the Becker Group believes that this is not a sufficient basis upon which to change its plan to nominate Mr. Thimot and Mr. Barker at the Annual Meeting.

Each of the Becker Group nominees, Tom Thimot and Larry Barker, have successfully rationalized, significantly improved the operating performance of, and ultimately sold small public technology companies. While the Becker Group does not advocate a sale of Interlink at this time, we do believe current management has had ample time to deliver value and at this point needs the oversight of board members who, in their own experience as executives, have demonstrated the ability to do so.

Tom Thimot, most recently Chief Executive Officer of GoRemote Internet Communications, joined GoRemote in July of 2004, and revamped, scaled and returned GoRemote to positive cash flow, significantly reducing net losses.1 Mr. Thimot eliminated substantial costs, won significant customers, added successful channel partnerships, managed the Sarbanes Oxley process successfully, and ultimately sold the businesses eighteen months later at a 35% per share premium relative to the closing price on the trading day immediately preceding Mr. Thimot’s appointment as Chief Executive Officer. Mr. Thimot’s prior experience at Netegrity yielded similar results. While there can be no assurance that similar results will be achieved at Interlink, especially because a majority of the Interlink Board will be persons not nominated by the Becker Group, the Becker Group believes Tom Thimot is the sort of leader that is needed to take a fresh look at the Interlink businesses and deliver value to shareholders.

The other Becker Group nominee is Larry Barker, most recently Chief Executive Officer of Visual Networks. Mr. Barker joined Visual Networks and turned the business around, returning the business to growth and profitability on a quarterly basis during 2005 prior to engineering a successful sale to Danaher Corporation. The sale of the company reflected a per share premium of approximately 50% relative to the price of the company’s stock on the trading day immediately preceding Mr. Barker’s appointment as Chief Executive Officer. Mr. Barker ran major divisions at ADC Telecommunications and Computer Sciences Corporation prior to his role as Chairman and Chief Executive Officer of Visual Networks. The Becker Group believes that Mr. Thimot and Mr. Barker have the experience and interest to work with the other members of the Interlink Board of Directors and the management to reevaluate the Interlink businesses and make appropriate decisions.

If elected, the Becker Group nominees do not anticipate that they will have any conflicts of interest with respect to the Company, and recognize that they will owe fiduciary obligations to all stockholders. None of the Becker Group nominees has any contract, arrangement or understanding with the Company, or any other direct financial interest concerning the Company, other than through the beneficial ownership of stock of the Company by the Becker Group members disclosed in this Proxy Statement and the filings with the Securities and Exchange Commission by the Becker Group members.

THE BECKER GROUP RECOMMENDS A VOTE FOR THE ELECTION OF THE BECKER GROUP NOMINEES BECAUSE THEY BELIEVE THAT THE BECKER GROUP NOMINEES WOULD CONTRIBUTE TO THE CREATION OF STOCKHOLDER VALUE.

1 Mr. Thimot reduced net loss at GoRemote from $1.02 per share for the fiscal year ended October 31, 2004, to $.20 per share for the fiscal year ended October 31, 2005.

PROPOSALS

We are soliciting your proxy to vote for the following proposals (the “Proposals”), which will be acted upon at the Annual Meeting:

Proposal 1: Election of Directors

The Interlink Board is currently comprised of three classes, each class serving a three-year term with the term of office of one class expiring each year. At Interlink’s 2003 Annual Meeting, two directors were elected for terms expiring at the 2006 annual meeting of stockholders or until their respective successors are duly elected or appointed and qualified. The Becker Group is seeking your support at the Annual Meeting to elect Tom Thimot and Lawrence Barker as directors of the Company, to serve until the 2009 annual meeting of stockholders or until their successors have been elected and qualified. Shares represented by proxies returned duly executed to the Becker Group will be voted, unless otherwise specified, in favor of the two nominees named below.

THE BECKER GROUP’S NOMINEES FOR DIRECTOR

Lawrence S. Barker, age 53, is President and Chief Executive Officer of Argent Networks, a New Zealand based provider of billing and content mediation software targeting the global telecommunications service provider market. Prior to his employment at Argent Networks, Mr. Barker was the Chairman and Chief Executive Officer of Visual Networks, Inc., a NASDAQ listed provider of network and application performance management software and hardware, from May 2003 to May 2006. From 1999 to 2003, Mr. Barker served as President of the Software Systems Division of ADC Telecommunications and, prior to ADC Telecommunications’ acquisition of Saville Systems in 1999, he held positions as President and Chief Executive Officer, Vice President of Operations and Senior Vice President of Business Development of Saville Systems. Prior to 1997, Mr. Barker held a variety of positions in the telecommunications industry, including service on the boards of directors of Clear Communications, Coherent Research, Inc. and Computer Sciences Corporation.

Tom Thimot, age 40, served as President and Chief Executive Officer and a director of GoRemote Internet Communications, a NASDAQ listed company that provides remote internet connecitivty services, from July 2004 to June 2006. Mr. Thimot is currently an independent management consultant. Prior to his employment with GoRemote, Mr. Thimot was Executive Vice President of Worldwide Sales, Services and Customer Support at Netegrity, a NASDAQ listed software company, from September 2002 to July 2004. From 2001 to 2002, Mr. Thimot served as President and Chief Operating Officer of Enigma, Inc., a software company. From 1994 to 2001, Mr. Thimot served in various officer, director and consultant positions with other public technology companies, including Oracle Corporation and EXE Technologies. Mr. Thimot also served as a Consultant Manager for Price Waterhouse’s Oil & Gas practice from 1990 to 1994, and as a Senior Consultant of Accenture’s Manufacturing practice from 1988 to 1990. Mr. Thimot received a BS in mechanical engineering from Marquette University in 1988 and completed Harvard Business School’s Executive Education Program in 2005.

The number of shares of the Company’s common stock beneficially owned by and the percentage beneficial ownership of each of the Becker Group’s nominees as of the date of this proxy statement are set forth on Exhibit A to this Proxy Statement.

None of the Becker Group’s nominees is employed by the Company. All of the Becker Group’s nominees are citizens of the United States.

If elected, the Becker Group nominees would be responsible for managing the business and affairs of the Company. The Becker Group nominees understand that, as directors of the Company, each of them would have an obligation under Delaware law to scrupulously observe his duty of care and duty of loyalty to the Company and all of its stockholders. Accordingly, the Becker Group nominees may determine that their fiduciary duties as directors require them to delay, modify or determine not to implement certain measures proposed by the Becker Group.

None of the Becker Group, any of the persons participating in this proxy solicitation on behalf of Becker Group or any of its nominees within the past five years (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation with respect to such laws; (iii) was a party to a civil proceeding which ultimately mandated activities that were subject to federal securities laws.

Except as set forth in this proxy statement or in the exhibits hereto, none of the Becker Group, any of the persons participating in this proxy solicitation on behalf of the Becker Group, the Becker Group nominees or, with respect to items (i), (vii) and (viii) of this paragraph, any associate (within the meaning of Rule 14a-1 of the Securities Exchange Act of 1934) of the foregoing persons (i) owns beneficially, directly or indirectly, any securities of the Company, (ii) owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company, (iii) owns any securities of the Company of record but not beneficially, (iv) has purchased or sold any securities of the Company within the past two years, (v) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (vi) is or has within the past year been a party to any contract, arrangement or understanding with respect to any securities of the Company, (vii) since the beginning of the Company’s last fiscal year has been indebted to the Company or any of its subsidiaries in excess of $60,000 or (viii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In addition, except as set forth in this proxy statement or in the exhibits hereto, none of the Becker Group, any of the persons participating in this proxy solicitation on behalf of the Becker Group, the Becker Group nominees and any associates of the foregoing persons, has had or is to have a direct or indirect material interest in any transaction or proposed transaction with the Company in which the amount involved exceeds $60,000, since the beginning of the Company’s last fiscal year.

Except as set forth in this proxy statement or in the exhibits hereto, none of the Becker Group nominees, since the beginning of the Company’s last fiscal year, has been affiliated with (i) any entity that made or received, or during the Company’s current fiscal year proposes to make or receive, payments to or from the Company or its subsidiaries for property or services in excess of five percent of either the Company’s or such entity’s consolidated gross revenues for its last full fiscal year, or (ii) any entity to which the Company or its subsidiaries were indebted at the end of the Company’s last full fiscal year in an aggregate amount exceeding five percent of the Company’s total consolidated assets at the end of such year. None of the Becker Group nominees is, or during the Company’s last fiscal year has been, affiliated with any law or investment banking firm that has performed or proposes to perform services for the Company.

Except as set forth in this proxy statement, none of the corporations or organizations in which the Becker Group nominees have conducted their principal occupation or employment was a parent, subsidiary or other affiliate of the Company, and the Becker Group nominees do not hold any position or office with the Company or have any family relationship with any executive officer or director of the Company or have been involved in any proceedings, legal or otherwise, of the type required to be disclosed by the rules governing this solicitation.

Both Mr. Thimot and Mr. Barker have indicated their willingness to serve as directors if elected. The Becker Group reserves the right to nominate substitute persons if the Company makes or announces any changes to its bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of the Becker Group nominees. In addition, if any additional directorships are to be voted upon at the Annual Meeting, the Becker Group reserves the right to nominate additional persons to fill the added positions. In such case, shares represented by proxies given to us will be voted for any substitute or additional nominees of the Becker Group.

There can be no assurance that the Company will not experience adverse consequences in the event that the Becker Group’s nominees are elected to the board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

No Becker Group nominee has failed to file reports in 2005 related to Interlink that are required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

WE STRONGLY RECOMMEND THAT YOU VOTE “FOR” THE ELECTION OF THE
BECKER GROUP NOMINEES.

Proposal 2: Amendment of Interlink’s Certificate of Incorporation
to Effect a Reverse Stock Split

The Board of Directors of the Company has proposed to amend the Company’s Certificate of Incorporation to effect a reverse stock split of all outstanding shares of common stock of the Company at an exchange ratio ranging from one-to-two to one-to-five. This proposal is set forth in Interlink’s Proxy Statement filed with the SEC on September 6, 2006 (the “Company’s Proxy Statement”), and any description of the proposal contained herein is qualified in its entirety by reference to the Company’s Proxy Statement. The Becker Group makes no recommendation as to whether you should support this proposal. Accordingly, shares represented by proxies returned duly executed to the Becker Group will be voted in accordance with instructions contained on the proxies.

WE MAKE NO RECOMMENDATION AS TO WHETHER YOU VOTE “FOR” OR “AGAINST”
THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY.
ACCORDINGLY, WE WILL VOTE AS INSTRUCTED BY YOU ON THE PROXY CARD.

OTHER MATTERS

As of the date of this proxy statement, we are not aware of any other matter that will be presented for consideration at the Annual Meeting. However, we do not set the agenda, and the Company may submit additional matters.

Voting Procedures

You may vote by mail.

To vote by mail, please sign your BLUE proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the meeting.

We will ask the Company to pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank, or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may change your mind after you have returned your proxy.

If you change your mind after you return your proxy, you make revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date; or

•	voting in person at the Annual Meeting.

If you received more than one BLUE proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted. If you receive proxy cards from the Company, we urge you not to sign or return them.

The Board of Directors has fixed the close of business on August 28, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting. According to Interlink’s Proxy Statement filed with the SEC on September 6, 2006, as of August 28, 2006, the Company had 13,761,812 shares of Common Stock outstanding.

The proxy holders identified in the BLUE proxy card accompanying this Proxy Statement will vote all BLUE proxy cards in accordance with the instructions contained in the BLUE proxy card and, if no choice is specified, shares represented by the enclosed BLUE proxy card will be voted FOR Proposal 1 and [ABSTAIN] with respect to Proposal 2.

REMEMBER, YOUR LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS, so return the BLUE proxy card accompanying this Proxy Statement even if you delivered a prior proxy to the Company. We urge you not to vote any proxy card sent to you by the Board.

If you are the beneficial owner of shares held through a broker or other nominee, your broker or nominee should provide you with information regarding the methods by which you can direct your broker or nominee to vote your shares. Your broker or nominee might send you, for example, a voting instruction card, similar to the company’s proxy card, to be completed, signed, dated and returned to your broker or nominee by a date in advance of the meeting, and/or information on how to communicate your voting instructions to your broker or nominee by telephone or over the Internet.

By completing, signing, dating, and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting.

Revocability Of Proxies

Any person giving a proxy card in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The proxy card may be revoked by filing with Mr. Becker and Mr. Blazek an instrument of revocation or a duly executed proxy bearing a later date. It also may be revoked by furnishing a later-dated proxy to the Company or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

Quorum Requirement

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting; or

•	has properly submitted a proxy card.

A majority of the outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Consequences of Not Returning Your Proxy; Broker Non-Votes

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters; or

•	leave your shares unvoted.

If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

We encourage you to provide instructions to your brokerage firm to vote your shares on the Proposals.

Effect Of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and have the same effect as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote, other than the election of directors. With respect to the election of directors, abstentions have no effect. Provided that a quorum is present, the candidates receiving the greatest number of “FOR” votes are elected, even if they do not receive a majority of the votes represented at the meeting. This is because the directors will be elected by a plurality vote.

Required Vote

Each share of Common Stock is entitled to one vote. In the election of directors, each stockholder has the right to vote the number of shares owned by such stockholder for as many persons as there are directors to be elected. According to the Company’s Proxy Statement filed with the SEC on September 6, 2006 (the “Proxy Statement”), stockholders do not have the right to cumulate votes. Assuming a quorum is present, the two nominees receiving the highest number of votes will be elected as Directors.

Appraisal Rights

The Company’s stockholders have no appraisal rights under Delaware General Corporation Law in connection with the Proposals.

Solicitation

These proxies are being solicited by the Becker Group. Copies of solicitation materials will be furnished without charge to banks, brokerage houses, fiduciaries, and custodians holding in their name shares of Common Stock beneficially owned by others to forward to such beneficial owners. The proxy solicitations will be made by the use of the mails and through direct communication with certain stockholders or their representatives by the Becker Group personnel, who will receive no additional compensation therefor.

The Becker Group will bear the entire cost of this solicitation. Although no precise estimate can be made at the present time, we currently estimate the total expenditures relating to the proxy solicitation incurred by the Becker Group will be approximately [$     ], of which approximately [$     ] has been spent to date. The Becker Group currently intends to seek reimbursement from the Company for the costs incurred in connection with the Becker Group’s solicitation of stockholders, but anticipates such request will be refused even if the Becker Group nominees are elected, because those nominees will represent a minority of the directors.

ADDITIONAL INFORMATION

In reliance upon Rule 14a-5(c) of the Securities Exchange Act of 1934, reference is made to the Company’s Proxy Statement filed with the SEC on September 6, 2006 (the “Company’s Proxy Statement”), which can be found in the Company’s public filings with the SEC. Stockholders may read this filing for a full description of management’s director nominees, the securities ownership of the Board members in the Company, and additional information about the Company’s officers and directors, including compensation information. Also included in the Company’s Proxy Statement is information regarding the Company’s director nomination process and information regarding the various committees of the Company’s Board and other corporate governance matters.

Where You Can Find More Information

The Company files annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information the Company files with the SEC at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov.

PARTICIPANTS

The following may be deemed, under SEC rules, to be participants in this solicitation of proxies from the Company’s stockholders in connection with the upcoming election of the Company’s Board of Directors: Steven R. Becker, SRB Greenway Capital, L.P., SRB Management, L.P., BC Advisors, LLC, SRB Greenway Capital (Q.P.), L.P., SRB Offshore Operating Fund, L.P., Tom Thimot and Lawrence Barker.

SRB Greenway Capital, L.P. is a Texas limited partnership that functions as a pooled investment vehicle. SRB Greenway Capital (Q.P.), L.P., is a Texas limited partnership that functions as a pooled investment vehicle. SRB Offshore Operating Fund, L.P., is a Cayman Islands limited partnership that functions as a pooled investment vehicle. SRB Management, L.P., a Texas limited partnership, is the investment adviser to and general partner of each of SRB Greenway Capital, L.P., SRB Greenway Capital (Q.P.), L.P., SRB Offshore Operating Fund, L.P. BC Advisors, LLC is a Texas limited liability company formed by Steven R. Becker to provide investment management services and act as general partner of SRB Management, L.P. Steven R. Becker is an individual residing in Texas. Tom Thimot is an individual residing in California. Lawrence Barker is an individual residing in Maryland. The business addresses and ownership of Company securities with respect to each of the participants is provided in Exhibit A hereto. Transactions in Company Securities by the participants are described on Exhibit B hereto. Other than as set forth in this Proxy Statement, including the exhibits hereto, none of the participants have any substantial interest, direct or indirect, in the matters to be voted on at the Annual Meeting. Information regarding the security ownership of the participants and transactions in the securities of the Company is set forth in Exhibit A and Exhibit B, respectively.

STOCKHOLDER PROPOSALS

According to the Company’s Proxy Statement, stockholder proposals to be included in the Company’s proxy statement and form of proxy relating to the Company’s 2007 Annual Meeting of Stockholders must be received by the Company at its offices in Camarillo, California, addressed to the Secretary of the Company, 546 Flynn Road, Camarillo, California 93012, not later than January 24, 2007. Such proposals must comply with the bylaws of the Company and the requirements of Regulation 14a-8 of the Securities Exchange Act of 1934.

According to the Company’s Proxy Statement, if notice of any stockholder proposal to be raised at next year’s Annual Meeting of Stockholders is received by the Company at its principal executive offices after April 9, 2007, then proxy voting on that proposal when and if raised at the 2007 Annual Meeting will be subject to the discretionary voting authority of the designated proxy holders.

If you have any questions about the issues raised in this proxy contest, or for immediate assistance in voting your shares, please contact:

SRB Greenway Capital, L.P.
Attn: Steven R. Becker
300 Crescent Court, Suite 1111
Dallas, Texas 75201
(214) 756-6016

Even if you have already returned a proxy card to management, you have every right to revoke your earlier vote by signing, dating and mailing a BLUE proxy card today.

REMEMBER ... ONLY YOUR LATEST DATED PROXY COUNTS.

LET’S MAKE THE STOCKHOLDERS A PRIORITY AT INTERLINK.
SUPPORT OUR EFFORTS TO ENHANCE STOCKHOLDER VALUE.
VOTE THE BLUE PROXY CARD TODAY!

EXHIBIT A

INFORMATION ABOUT THE PARTICIPANTS
IN THIS SOLICITATION OF PROXIES

				PERCENT OF CLASS
NAME AND	NUMBER OF SHARES	NUMBER OF SHARES		BENEFICIALLY
BUSINESS ADDRESS	DIRECTLY OWNED	BENEFICIALLY OWNED		OWNED(5)

SRB Greenway Capital, L.P.(1)	139,700	139,700		1.0%
SRB Management, L.P.(1)	0	1,287,315	(2)	9.4%
Steven R. Becker(1)	0	1,287,315	(3)	9.4%
BC Advisors, LLC(1)	0	1,287,315	(4)	9.4%
SRB Greenway Capital (Q.P.), L.P.(1)	1,089,815	1,089,815		7.9%
SRB Greenway Offshore Operating Fund, L.P.(1)	57,800	57,800		0.4%
Tom Thimot
49 Los Gatos Blvd
Los Gatos, CA 95030	0	0		0.00%
Lawrence Barker
c/o Argent Networks
41 Sail Street
Auckland, New Zealand	0	0		0.00%

(1)	The business address for the participant is: 300 Crescent Court, Suite 1111, Dallas, TX, 75201.

(2)	Includes 139,700 shares of Common Stock owned by SRB Greenway Capital, L.P., 1,089,815 shares of Common Stock owned by SRB Greenway Capital (Q.P.), L.P., and 57,800 shares of Common Stock owned by SRB Greenway Offshore Operating Fund, L.P. Because SRB Management, L.P. is the investment adviser to and general partner of each of SRB Greenway Capital, L.P., SRB Greenway Capital (Q.P.), L.P., and SRB Greenway Offshore Operating Fund, L.P. and controls their voting and investment decisions, SRB Management, L.P. may be deemed to have beneficial ownership of these shares.

(3)	Includes 1,287,315 shares of Common Stock beneficially owned by SRB Management, L.P. Because BC Advisors, LLC has sole voting and investment power over SRB Management, L.P.’s security holdings and Mr. Becker, in his role as the sole member and manager of BC Advisors, LLC, controls its voting and investment decisions, Mr. Becker may be deemed to have beneficial ownership of the 1,287,315 shares beneficially owned by SRB Management, L.P.

(4)	Includes 1,287,315 shares of Common Stock beneficially owned by SRB Management, L.P. Because BC Advisors, LLC has sole investment and voting power over SRB Management, L.P.’s security holdings, BC Advisors, LLC may be deemed to have beneficial ownership of these shares.

(5)	Based on 13,761,812 shares of Interlink’s Common Stock outstanding at August 28, 2006, as reported in Interlink’s Proxy Statement filed with the SEC on September 6, 2006.

EXHIBIT B

TRANSACTIONS WITHIN THE PAST TWO YEARS BY THE PARTICIPANTS
IN THIS SOLICITATION OF PROXIES

Neither Tom Thimot nor Lawrence Barker have entered into transactions involving the Company’s securities in the past two years. SRB Greenway Capital, L.P. (“SRBGC”), SRB Management, L.P. (“SRB Management”), BC Advisors, LLC (“BCA”), Steven R. Becker (“Becker”), SRB Greenway Capital (Q.P.), L.P. (“SRBQP”) and SRB Greenway Offshore Operating Fund (“SRB Offshore”) have made only the following purchases (and no sales) of the Company’s securities in the past two years:

Name	Trade Date	Quantity	Price

SRB GREENWAY CAPITAL	11/10/2005	2,200	2.6997
	11/11/2005	500	2.7
	11/14/2005	3,000	2.7247
	11/15/2005	6,400	2.5791
	11/16/2005	800	2.3556
	11/17/2005	5,100	2.2283
	11/18/2005	3,000	2.3149
	11/21/2005	12,900	2.32
	11/21/2005	200	2.2365
	12/21/2005	600	2.4248
	3/21/2006	7,400	3.3
	3/31/2006	18,800	3.0571
	3/31/2006	300	3
	3/31/2006	23,600	3.0655
	3/31/2006	5,300	3.0937
	4/3/2006	13,000	2.9584
	5/2/2006	1,500	2.725
	5/9/2006	400	2.8
	5/10/2006	1,000	2.7994
	5/11/2006	1,100	2.794
	5/22/2006	200	2.8
	6/23/2006	2,100	2.9125
	6/26/2006	1,500	3
	6/27/2006	5,000	3
	6/27/2006	2,700	2.9907
	6/28/2006	1,100	2.9789
	6/29/2006	100	3.05
	6/30/2006	3,100	3.038
	7/5/2006	600	3.0286
	7/6/2006	4,300	3.046
	7/10/2006	5,500	3.06
	7/13/2006	400	2.9
	7/24/2006	1,300	3
	7/26/2006	300	2.8
	7/31/2006	400	2.8
	8/14/2006	2,100	2.8
	8/23/2006	1,900	2.83

Name	Trade Date	Quantity	Price

SRB GREENWAY CAPITAL (QP) LP	11/10/2005	14,900	2.6997
	11/11/2005	3,315	2.7
	11/14/2005	19,700	2.7247
	11/15/2005	42,600	2.5791
	11/16/2005	5,400	2.3556
	11/17/2005	33,800	2.2283
	11/18/2005	20,300	2.3149
	11/21/2005	85,600	2.32
	11/21/2005	1,400	2.2365
	12/21/2005	8,000	2.4248
	12/27/2005	5,000	2.6
	3/21/2006	90,800	3.3
	3/31/2006	185,400	3.0655
	3/31/2006	42,200	3.0937
	3/31/2006	2,400	3
	3/31/2006	147,500	3.0571
	4/3/2006	101,900	2.9584
	5/1/2006	9,500	2.6448
	5/2/2006	17,800	2.725
	5/9/2006	3,100	2.8
	5/10/2006	8,600	2.7994
	5/11/2006	9,400	2.794
	5/22/2006	2,700	2.8
	6/23/2006	7,800	2.9125
	6/26/2006	10,000	3
	6/27/2006	33,300	3
	6/27/2006	18,100	2.9907
	6/28/2006	7,400	2.9789
	6/29/2006	900	3.05
	6/30/2006	20,800	3.038
	7/5/2006	3,600	3.0286
	7/6/2006	29,200	3.046
	7/10/2006	20,000	3.06
	7/13/2006	3,300	2.9
	7/24/2006	8,700	3
	7/26/2006	2,500	2.8
	7/31/2006	3,000	2.8
	8/2/2006	5,000	2.8
	8/8/2006	10,000	2.8
	8/10/2006	10,000	2.8
	8/14/2006	17,200	2.8
	8/23/2006	17,700	2.83

Name	Trade Date	Quantity	Price

SRB GREENWAY OFFSHORE OPERATING FUND LP	11/10/2005	1,200	2.6997
	11/11/2005	300	2.7
	11/14/2005	1,600	2.7247
	11/15/2005	3,300	2.5791
	11/16/2005	400	2.3556
	11/17/2005	2,700	2.2283
	11/18/2005	1,700	2.3149
	11/21/2005	100	2.2365
	11/21/2005	6,900	2.32
	3/21/2006	1,800	3.3
	3/31/2006	11,000	3.0655
	3/31/2006	2,500	3.0937
	3/31/2006	100	3
	3/31/2006	8,700	3.0571
	4/3/2006	6,100	2.9584
	5/2/2006	700	2.725
	5/9/2006	200	2.8
	5/10/2006	500	2.7994
	5/11/2006	500	2.794
	5/22/2006	100	2.8
	6/23/2006	100	2.9125
	6/26/2006	500	3
	6/27/2006	1,700	3
	6/27/2006	900	2.9907
	6/28/2006	400	2.9789
	6/30/2006	1,000	3.038
	7/6/2006	1,500	3.046
	7/26/2006	100	2.8
	7/31/2006	100	2.8
	8/14/2006	700	2.8
	8/23/2006	400	2.83

EXHIBIT C

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of Interlink’s Common Stock by each person or group known to own more than five percent of the outstanding shares of Interlink’s Common Stock, each of the Company’s executive officers named in the Summary Compensation Table of Interlink’s Proxy Statement filed on September 6, 2006 with the SEC, each of the Company’s directors, and all of its directors and executive officers as a group.

The information for the five percent owners is derived from Interlink’s Proxy Statement filed on September 6, 2006 with the SEC, and Schedules 13F, 13G and 13D filed with the SEC. Except as otherwise noted, the address for each owner is 546 Flynn Road, Camarillo, California 93012.

	Shares of Common Stock
	Beneficially Owned and
	Percentage of Outstanding
	Shares as of August 28, 2006
Name	Number		Percent

5% Beneficial Owners
SRB Management, L.P.
300 Crescent Court
Suite 1111
Dallas, TX 75201	1,287,315	(2)	9.4
BC Advisors, LLC
300 Crescent Court
Suite 1111
Dallas, TX 75201	1,287,315	(3)	9.4
Steven R. Becker
300 Crescent Court
Suite 1111
Dallas, TX 75201	1,287,315	(4)	9.4
SRB Greenway Capital (Q.P.), L.P.
300 Crescent Court
Suite 1111
Dallas, TX 75201	1,089,815		7.9
E. Michael Thoben	506,505	(5)	3.6
George Gu	297,398	(6)	2.2
Paul D. Meyer(7)	11,251	(8)	*
Charles C. Best	37,502	(9)	*
Michael W. Ambrose	244,145	(10)	1.7
Eugene F. Hovanec	105,384	(11)	*
Merritt M. Lutz	28,751	(12)	*
John A. Buckett, II	43,751	(13)	*
Edward Hamburg	—		—
Special Situations Technology Fund, L.P.	2,525,613	(14)	18.4%
Special Situations Technology Fund II, L.P.
Special Situations Fund III QP, L.P.
Austin W. Marxe
David M. Greenhouse
527 Madison Avenue, Suite 2600
New York, NY 10022

	Shares of Common Stock
	Beneficially Owned and
	Percentage of Outstanding
	Shares as of August 28, 2006
Name	Number		Percent

Royce & Associates, LLC	1,093,575	(15)	7.9%
1414 Avenue of the Americas
New York, NY 10019
Potomac Capital Management LLC	1,047,502	(16)	7.6%
Potomac Capital Management Inc.
Paul J. Solit
825 Third Avenue, 33rd Floor
New York, NY 10022
All executive officers and directors as a group (9 persons)	1,274,687	(17)	8.7%

*	Less than 1%

(2)	Includes 139,700 shares of Common Stock owned by SRB Greenway Capital, L.P., 1,089,815 shares of Common Stock owned by SRB Greenway Capital (Q.P.), L.P., and 57,800 shares of Common Stock owned by SRB Greenway Offshore Operating Fund, L.P. Because SRB Management, L.P. is the investment adviser to and general partner of each of SRB Greenway Capital, L.P., SRB Greenway Capital (Q.P.), L.P., and SRB Greenway Offshore Operating Fund, L.P. and controls their voting and investment decisions, SRB Management, L.P. may be deemed to have beneficial ownership of these shares.

(3)	Includes 1,287,315 shares of Common Stock beneficially owned by SRB Management, L.P. Because BC Advisors, LLC has sole investment and voting power over SRB Management, L.P.’s security holdings, BC Advisors, LLC may be deemed to have beneficial ownership of these shares.

(4)	Includes 1,287,315 shares of Common Stock beneficially owned by SRB Management, L.P. Because BC Advisors, LLC has sole voting and investment power over SRB Management, L.P.’s security holdings and Mr. Becker, in his role as the sole member and manager of BC Advisors, LLC, controls its voting and investment decisions, Mr. Becker may be deemed to have beneficial ownership of the 1,287,315 shares beneficially owned by SRB Management, L.P.

(5)	Consists of 42,259 shares of common stock and options to purchase 464,246 shares of common stock.

(6)	Includes 282,398 shares of common stock held by Force Sensor Investment Corporation, which is owned by Mr. Gu’s family, and options granted to Mr. Gu to purchase 15,000 shares of common stock.

(7)	Mr. Meyer is the former Chief Financial Officer and Secretary.

(8)	Consists of 11,251 shares of common stock.

(9)	Consists of options to purchase 37,502 shares of common stock.

(10)	Consists of 13,501 shares of common stock and options to purchase 230,644 shares of common stock.

(11)	Consists of 97,884 shares of common stock and options to purchase 7,500 shares of common stock. All shares of common stock are jointly held with his wife, Victoria Hovanec.

(12)	Consists of 13,751 shares of common stock and options to purchase 15,000 shares of common stock.

(13)	Consists of 6,251 shares of common stock and options to purchase 37,500 shares of common stock.

(14)	Based solely on the Form 4 dated May 3, 2006.

(15)	Based solely on the Schedule 13G dated January 27, 2006.

(16)	Based solely on the Schedule 13G dated February 28, 2006.

(17)	Consists of 467,295 shares of common stock and options to purchase 807,392 shares of common stock.

PRELIMINARY COPY—SUBJECT TO COMPLETION
PROXY
THIS PROXY IS SOLICITED BY Steven R. Becker, SRB Greenway Capital, L.P., SRB Management, L.P., BC
Advisors, LLC, SRB Greenway Capital (Q.P.), L.P., SRB Greenway Offshore Operating Fund, L.P., Tom
Thimot and Lawrence Barker (THE “BECKER GROUP”) AND NOT
BY THE BOARD OF DIRECTORS OF INTERLINK ELECTRONICS, INC.
ANNUAL MEETING OF STOCKHOLDERS
     The undersigned stockholder of Interlink Electronics, Inc. (the “Company”) hereby appoints Steven R. Becker and Philip Blazek, and each or any of them with full power of substitution, as Proxy for the undersigned to vote all shares of common stock, par value $0.00001, of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on October 18, 2006, or any adjournment(s) or postponement(s) thereof (the “Annual Meeting”), as follows:
     The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned.
     If properly executed, this proxy will be voted as directed on the reverse side hereof. If no direction is given, this proxy will be voted FOR Proposal 1 and ABSTAIN with respect to Proposal 2, and in the discretion of the proxies as to any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.
IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE.
PLEASE RETURN THIS BLUE PROXY CARD,
USING THE ENCLOSED POSTAGE-PAID ENVELOPE

     The Becker Group recommends a Vote FOR Proposal 1. The Becker Group makes no recommendation as to Proposal 2 but will vote as instructed on this Proxy.
Proposal 1: Election of Tom Thimot and Lawrence Barker as directors of the Company, each to serve a term of three years or until a successor has been elected and qualified.
     ☐ FOR                ☐ ABSTAIN
Proposal 2: To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, at an exchange ratio ranging from one-to-two to one-to-five.
     ☐ FOR                ☐ AGAINST                ☐ ABSTAIN

Dated: , 2006

Signature

Signature if held jointly

Name:

Title:

THE SIGNATURE(S) ABOVE SHOULD AGREE WITH THE NAME(S) SHOWN ON THIS PROXY. WHERE STOCK IS OWNED BY MORE THAN ONE PERSON, ALL OWNERS SHOULD SIGN THE PROXY.